  As filed with the Securities and Exchange Commission on January 7, 2000

                                                 Registration No. 333-94031
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                            Star Gas Partners, L.P.
             (Exact name of registrant as specified in its charter)

        Delaware                      5984                 06-1437793
     (State or other      (Primary Standard Industrial  (I.R.S. Employer
      jurisdiction            Classification Code)     Identification No.)
   of incorporation or
      organization)
                                                     Richard F. Ambury, Vice
  2187 Atlantic Street                               President and Treasurer
     P.O. Box 120011                                      Star Gas LLC
  Stamford, Connecticut                                2187 Atlantic Street
       06912-0011                                        P.O. Box 120011
     (203) 328-7300                                Stamford, Connecticut 06912-
 (Address, including zip                                      0011
        code, and                                        (203) 328-7300
    telephone number,                               (Name, address, including
 including area code, of                                  zip code, and
 registrant's principal                            telephone number, including
   executive offices)                                     area code, of
                                                       agent for service)
                                    Copy to:
                   Phillips Nizer Benjamin Krim & Ballon LLP
                          666 Fifth Avenue, 28th Floor
                            New York, New York 10103
                                 (212) 977-9700
                            Attn: Alan Shapiro, Esq.

        Approximate date of commencement of proposed sale to the public:

   From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution (1)

SEC Registration Fee.................................................. $ 26,400
NASD Fee..............................................................      --
Printing and Engraving Expenses.......................................   40,000
New York Stock Exchange Listing Fee...................................      --
Accounting Fees and Expenses..........................................   20,000
Legal Fees and Expenses...............................................   50,000
Transfer Agent and Registrar Fees.....................................    1,000
Miscellaneous.........................................................    1,000
                                                                       --------
    Total............................................................. $138,400
                                                                       ========

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(1) The amounts set forth above, except for the SEC, NASD and New York Stock
    Exchange fees, are in each case estimated.

Item 15. Indemnification of Directors and Officers

  The Partnership Agreement and the Operating Partnership Agreement provide that the Partnership or the Operating Partnership, as the case may be, will indemnify (to the fullest extent permitted by applicable law) certain persons from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgements, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any claim, demand, action, suit or proceeding to which the Indemnitee is or was an actual or threatened party and which relates to the Partnership Agreement or the Operating Partnership Agreement or the property, business, affairs or management of the Partnership or the Operating Partnership. This indemnity is available only if the Indemnitee acted in good faith, in a manner in which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Indemnitees include the General Partner, any Departing Partner, any affiliate of the General Partner or any Departing Partner, any person who is or was a director, officer, employee or agent of the general partner or any Departing Partner or any affiliate of either, or any person who is or was serving at the request of the General Partner, any Departing Partner, or any such affiliate as a director, officer, partner, trustee, employee or agent of another person. Expenses subject to indemnity will be paid by the applicable partnership to the Indemnitee in advance, subject to receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification. The Partnership will, to the extent commercially reasonable, purchase and maintain insurance on behalf of the Indemnitees, whether or not the Partnership would have the power to indemnify such Indemnitees against liability under the applicable partnership agreement. Star Gas LLC maintains a policy of directors' and officers' liability insurance on behalf of its officers and directors.

Item 16. Exhibits

  The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit                                  Description
-------  ----------------------------------------------------------------------------
 4.2     Form of Agreement of Limited Partnership of Star Gas Partners,
         L.P.+
 4.3     Form of Agreement of Limited Partnership of Star Gas
         Propane, L.P.+
 4.4     Form of Senior Indenture**
 4.5     Form of Subordinated Indenture**
 5.1     Opinion of Phillips Nizer Benjamin Krim & Ballon LLP
         as to the validity of the securities being registered.**
 8.1     Opinion of Andrews & Kurth L.L.P. as to certain federal
         income tax matters.**
 23.1    Consent of KPMG LLP.**
 23.2    Consent of Phillips Nizer Benjamin Krim & Ballon LLP
         (included in their opinion filed as Exhibit 5.1).**
 23.3    Consent of Andrews & Kurth L.L.P. (included in their
         opinion filed as Exhibit 8.1).**
 24.1    Powers of Attorney (included on the Registration Statement Signature Page)**
 99.1    Balance Sheet of Star Gas LLC**

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** Filed herewith.
+ Incorporated by reference to an exhibit to the Registrant's Registration Statement on Form S-4, File No. 333-66005, filed with the Commission on October 22, 1998.

Item 17. Undertakings

  (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (2) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions described in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (3) The undersigned Registrant hereby undertakes:

  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration

       Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; provided, however, that the undertakings set forth in paragraph
       (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) To respond to requests for information that is incorporated by reference into this Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally promptly means. This includes information contained in documents filed subsequent to the effective day of the Registration Statement through the date of responding to the request.

  (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration Statement when it became effective.

  (6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, state of Connecticut, on January 7, 2000.

                                          Star Gas Partners, L.P.

                                          By:  STAR GAS LLC, as
                                              General Partner

                                             /s/ Irik P. Sevin
                                          By: ____________________
                                             Irik P. Sevin
                                             Chairman of the Board and
                                             Chief Executive Officer

                               POWER OF ATTORNEY

  Each Person whose signature appears below appoints Irik Sevin, Richard F. Ambury and George Leibowitz and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including and amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection, therewith, with the Securities and Exchange Commission, granted unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or world do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Irik P. Sevin            Chairman of the Board,       January 7, 2000
______________________________________  Chief Executive Officer
            Irik P. Sevin               and Director (Principal
                                        Executive Officer)

         /s/ George Leibowitz          Chief Financial Officer      January 7, 2000
______________________________________  (Principal Financial and
           George Leibowitz             Accounting Officer)

                  *                    Director                     January 7, 2000
______________________________________
           Audrey L. Sevin

                  *                    Director                     January 7, 2000
______________________________________
          William Nicoletti

                  *                    Director                     January 7, 2000
______________________________________
            Paul Biddelman

                  *                    Director                     January 7, 2000
______________________________________
          Thomas J. Edelman

                  *                    Director                     January 7, 2000
______________________________________
          I. Joseph Massoud

                                       Director                     January  , 2000
______________________________________
           Stephen Russell

     /s/ Irik P. Sevin
*By: __________________
  Irik P. Sevin
  Attorney-in-fact